UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC 20549


                            FORM 8-K


                     CURRENT REPORT PURSUANT
                  TO SECTION 13 OR 15(D) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


   Date  of report (Date of earliest event reported):   July  28,
2005 (July 22, 2005)

                        Innovo Group Inc.
     (Exact Name of Registrant as Specified in Its Charter)

                            Delaware
         (State or Other Jurisdiction of Incorporation)

            0-18926                        11-2928178
    (Commission File Number)   (IRS Employer Identification No.)


5804 East Slauson Avenue, Commerce, California       90040
(Address of Principal Executive Offices)           (Zip Code)

                         (323) 725-5516
      (Registrant's Telephone Number, Including Area Code)

                               N/A
  (Former Name or Former Address, if Changed Since Last Report)

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

   [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.02 Termination of a Material Definitve Agreement.
ITEM 8.01 Other Events.

    On July 22, 2005, Innovo Group Inc. ("IGI"), on behalf of its wholly-owned subsidiary, Innovo Azteca Apparel, Inc., ("IAA"), and B.J. Vines, Inc.,("B.J. Vines"), licensor of the Betsey Johnson(R) apparel brand, entered into a termination settlement agreement and mutual release to provide for the immediate termination of the license agreement under which IAA had the exclusive right to design, market,and distribute women's denim and coordinating denim related apparel under the Betsey Johnson(R) brand name in the United States and Canada. For the first six months of fiscal 2005, aggregate net sales of Betsey Johnson(R) branded apparel were only $283,000, which represented less than 1% of our overall net sales and less than 2% of our branded apparel net sales. Because of lower than anticipated sales, the parties believed that the termination of the agreement was in the best interest of the parties.

   In exchange for the early termination of the license agreement and a general release by both parties, IAA paid to B.J. Vines a one-time payment in the amount of $350,000. This payment represented a significantly lesser amount than the minimum guaranteed royalties that IAA would have otherwise been required to pay during the remaining three years of the license. In connection with the termination, IAA has no further obligations under the license agreement, and all ancillary documents, which included a personal guarantee by the original licensee, were also terminated.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On July 25, 2005, Shane Whalen, Chief Operating Officer ("COO") of IGI, resigned from his duties and responsibilities associated with the position of COO, effective immediately. Mr. Whalen remains employed by us as Vice President of Corporate Development. We do not intend to reassign the duties and responsibilities of COO to another person at this time.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              INNOVO GROUP INC.
                              (Registrant)

Date:  July 28, 2005          By:  /s/ Samuel J.Furrow, Jr.

                                   Samuel J. Furrow, Jr.
                                   Chief Executive Officer and
                                   Director
                                   (Principal Executive Officer)



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